Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
      The following unaudited pro forma condensed combined financial information and explanatory notes present our financial condition and results of operations, including per share data, on a pro forma basis after giving effect to our acquisition of Wynn-Crosby Energy, Inc. and certain of the limited partnerships it managed, referred to collectively as Wynn-Crosby, on November 23, 2004 and our acquisition of Mission Resources Corporation, or Mission, on July 28, 2005, as if these transactions had become effective on January 1, 2004 with respect to statement of operations data. The following table does not give pro forma effect to our disposition of certain royalty interests or our acquisition of Proton Oil & Gas Corporation, but includes the effect of both transactions after their February 25, 2005 closing date. The pending North Louisiana Acquisitions are not included.
      The unaudited pro forma financial data do not purport to be indicative of the results of operations or the financial condition that would have occurred had these transactions occurred on the dates indicated, nor do they purport to be indicative of future results of operations.
      The unaudited pro forma condensed combined financial statements should be read in conjunction with, and are qualified in their entirety by, the historical financial statements, including the notes thereto, of us and Mission previously filed with SEC.

Petrohawk Energy Corporation and Subsidiaries
Unaudited Pro forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2005
(In thousands, except per share amounts)

					Petrohawk
	Petrohawk	Mission	Merger		Pro Forma
	Consolidated	Pre-Merger	Adjustments		Combined

Operating Revenue:
Oil and natural gas	$149,957	$90,856	$10,366	(1)	$251,179
Operating expenses:
Lease operations	23,141	18,803	—		41,944
Taxes other than income	10,842	6,672	—		17,514
General and administrative:
General and administrative	13,258	10,536	(2,010	)(6)	21,784
Stock-based compensation	3,003	—			3,003
Depreciation, depletion and amortization	44,522	23,226	(48,580	)(2)	74,860
			55,692	(2)
Accretion expense	716	842			1,558

Total operating expenses	95,482	60,079	5,102		160,663

Income from operations	54,475	30,777	5,264		90,516
Other expense:
Loss on derivative contracts	(120,568)	—	(27,849	)(1)	(148,417)
Interest expense and other	(20,306)	(11,318)	10,182	(4)	(30,164)
			(9,510	)(4)
			788	(4)

Total other expense	(140,874)	(11,318)	(26,389)		(178,581)

Income (loss) before income tax provision	(86,399)	19,459	(21,125)		(88,065)
Income tax (provision) benefit	33,521	(4,661)	(28,860	)(5)	33,465
			33,465	(5)

Net income (loss)	(52,878)	14,798	(16,520)		(54,600)
Preferred dividends	(329)	—	—		(329)

Net income (loss) applicable to common stockholders	$(53,207)	$14,798	$(16,520)		$(54,929)

Basic loss per common share	$(1.10)				$(0.81)
Diluted loss per common share	$(1.10)				$(0.81)
Weighted average shares outstanding:
Basic	48,425		19,565	(3)	67,990
Diluted	48,425		19,565	(3)	67,990

Petrohawk Energy Corporation and Subsidiaries
Unaudited Consolidated Balance Sheet
As of September 30, 2005
(In thousands, except per share amounts)

ASSETS
Current assets:
Cash and cash equivalents	$4,180
Accounts receivable	52,729
Deferred income taxes	33,559
Prepaid expenses and other	6,967

Total current assets	97,435
Oil and gas properties (full cost method):
Evaluated properties	1,054,522
Unevaluated properties	161,037

Total gross oil and gas properties	1,215,559
Less — accumulated depreciation and depletion	(92,828)

Net oil and gas properties	1,122,731
Other operating property and equipment:
Gas gathering system and equipment	1,506
Other	3,000

Total gross other operating property and equipment	4,506
Less — accumulated depreciation	(1,369)

Net other operating property and equipment	3,137
Other noncurrent assets:
Goodwill	138,944
Debt issuance costs, net of amortization	2,130
Other	4,507

Total assets	$1,368,884

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$78,078
Liabilities from price risk management activities	86,441
Current portion of long-term debt	500

Total current liabilities	165,019
Long-term debt:
Revolving credit facility	170,000
Term B facility loan	149,500
9 7/8% Notes, including $10,831 of unamortized premium	140,831

Total long-term debt	460,331
Liabilities from price risk management activities	46,265
Asset retirement obligations	51,439
Deferred income taxes	159,769
Other noncurrent liabilities	5,137
Commitments and contingencies	—
Stockholders’ equity:
Convertible Preferred Stock: 5,000,000 shares of $.001 par value authorized; 593,271 shares issued and outstanding at September 30, 2005. September 30, 2005 liquidation value of $5.5 million	1
Common Stock: 125,000,000 shares of $.001 par value authorized; 73,501,016 shares issued and outstanding at September 30, 2005	74
Additional paid-in capital	549,052
Treasury Stock, at cost; 8,382 shares at September 30, 2005	(36)
Accumulated deficit	(68,167)

Total stockholders’ equity	480,924

Total liabilities and stockholders’ equity	$1,368,884

Petrohawk Energy Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2004
(In thousands, except per share amounts)

						Petrohawk
		Wynn-				Pro
	Petrohawk	Crosby	Mission	Merger		Forma
	Historical	Adjustments	Historical	Adjustments		Combined

Operating Revenue:
Oil and natural gas	$33,577	$92,411	$128,707	$20,656	(1)	$275,351
Operating expenses:
Lease operations	5,860	25,777	29,060			60,697
Taxes other than income	2,319	(1,124)	9,746			10,941
General and administrative:
General and administrative	7,802	3,137	12,751			23,690
Stock-based compensation	3,529	—	4,120			7,649
Depreciation, depletion and amortization	9,231	28,843	44,229	(82,303	)(2)	92,082
				92,082	(2)
Accretion expense	137	456	1,202			1,795

Total operating expenses	28,878	57,089	101,108	9,779		196,854

Income from operations	4,699	35,322	27,599	10,877		78,497
Other income (expense):
Gain (loss) on derivative contracts	7,441	(3,524)	—	(20,656	)(1)	(20,023)
				(3,284	)(1)
Interest (expense) and other	(2,894)	(7,759)	(22,885)	19,818	(4)	(31,272)
				(19,021	)(4)
				1,469	(4)

Total other income (expense)	4,547	(11,283)	(22,885)	(21,674)		(51,295)
Income (loss) before income tax provision	9,246	24,039	4,714	(10,797)		27,202
Income tax (provision) benefit	(1,129)	(11,403)	(1,765)	14,297	(5)	(10,337)
				(10,337	)(5)

Net income (loss)	8,117	12,636	2,949	(6,837)		16,865
Preferred dividends	(445)	—	—	—		(445)

Net income (loss) applicable to common stockholders	$7,672	$12,636	$2,949	$(6,837)		$16,420

Basic income (loss) per common share						$0.54
Diluted income (loss) per common share						$0.36
Weighted average shares outstanding:
Basic	10,809			19,565	(3)	30,374
Diluted	23,854			21,937	(3)	45,791

Explanatory Notes to Unaudited Pro Forma Condensed Consolidated Financial Data
      The unaudited Wynn-Crosby financial data has been prepared to give effect to Petrohawk’s acquisition of Wynn-Crosby Energy, Inc. and certain limited partnerships managed by Wynn-Crosby in November 2004. Information under the heading “Merger Adjustments” gives effect to the adjustments related to Petrohawk’s acquisition of Mission. The unaudited pro forma condensed combined statement of operations is not necessarily indicative of the results of Petrohawk’s future operations.

(1)	To reflect Petrohawk’s recognition of mark-to-market losses associated with derivative liabilities assumed in the merger with Mission. As a result of the business combination, Mission’s derivatives will be marked-to-market through the statement of operations in accordance with Petrohawk’s accounting policy and, as a result, Petrohawk will continue to recognize mark-to-market gains and losses in future earnings until the derivatives mature.

(2)	To adjust depreciation, depletion and amortization expense to give effect to the purchase price allocation using the unit of production method under the full cost method of accounting.

(3)	To record the issuance of equity instruments in connection with the Mission merger.

(4)	To adjust interest expense to give effect to the financing activities in connection with the Mission merger.

(5)	To record income tax expense on the combined company results of operations based on a 38% combined federal and state tax rate for the nine months ended September 30, 2005 and for the year ended December 31, 2004.

(6)	Consulting and legal fees of approximately $2 million were reported by Mission in general and administrative expenses through July 28, 2005. These costs are directly attributable to the transaction and have been excluded from the pro forma financial statements as they represent material nonrecurring charges.